Exhibit 99.1

FOR IMMEDIATE RELEASE

July 25, 2012

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Second Quarter Results

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 125-year-old IBERIABANK (www.iberiabank.com), reported operating results for the second quarter ended June 30, 2012. For the quarter, the Company reported income available to common shareholders of $12 million and fully diluted earnings per share (“EPS”) of $0.43. During the second quarter of 2012, the Company incurred costs associated with recent and pending acquisitions, conversions, and process improvement initiatives totaling $6 million on a pre-tax basis, or $0.13 per share on an after-tax basis. Gains on sale of investment securities were $1 million, or $0.02 per share on an after-tax basis, during the second quarter. In addition, loan loss provision expense was $9 million, or $0.19 per share on an after-tax basis. Based on the aforementioned items, pre-provision operating EPS in the second quarter of 2012 was $0.73 per share (non-GAAP; refer to press release supplemental table).

Daryl G. Byrd, President and Chief Executive Officer, commented, “We continue to see tremendous client and balance sheet growth, and our fee businesses are progressing very well, as we expected. We are very pleased with our margin stability, exceptional loan growth, and the relatively low-risk posture of our balance sheet.”

Byrd continued, “During the second quarter, we embarked upon a process to improve the long-term operating efficiency, risk-adjusted profitability, and long-term growth prospects of our franchise. This is an ongoing and multi-faceted Company-wide undertaking that entails significant internal and external resources. To date, we have identified and taken deliberate steps to consolidate and enhance underperforming branches, elevate retail and business banking sales effectiveness, improve support staff efficiency, enhance the risk-adjusted returns in our businesses, and prepare our Company for the rapidly changing economic, regulatory, and competitive environments. Importantly, we are ensuring these actions are fully aligned with the long-term interests of our shareholders, clients, and other constituents. On a linked quarter basis, our revenues increased by $6 million. Expenses, excluding the cost of these initiatives and acquisition-related costs, were up $4 million, the majority of which was due to volume-related mortgage commissions. We believe the improved revenues and contained costs are reflective of an improvement in our core operating efficiency during the second quarter.”

Highlights for the Second Quarter of 2012 and June 30, 2012:

•

During the second quarter of 2012, the Company incurred pre-tax acquisition and conversion-related costs of approximately $500,000, or $0.01 per share on an after-tax basis. In addition, pre-tax costs totaling $5 million, or $0.12 per share after-tax were incurred in association with multiple internal projects to improve the long-term earnings, efficiency, risk posture, and growth prospects of the Company. The Company anticipates additional non-recurring costs totaling approximately $3 million in the third and fourth quarters of 2012 associated with this process and estimates these actions will produce improved 2013 pre-tax annual earnings to equal approximately $5 million, or $0.11 per share on an after-tax basis, and $0.11 per share in subsequent years.

•	Loan growth of $330 million, or 5%, between quarter-ends (21% annualized rate), excluding loans and other assets covered under FDIC loss share agreements (“Covered Assets”).

•	Core deposit growth (excluding time deposits) of $93 million, or 1% (5% annualized growth), during the quarter.

•

The loan loss provision in the second quarter of 2012 was elevated due to deteriorated credit conditions associated with specific acquired loans totaling $3.2 million on a pre-tax basis, or $0.07 per share on an after-tax basis, and FDIC-related loans totaling $1.4 million pre-tax, or $0.03 per share on an after-tax basis.

•

Continued legacy asset quality strength; Nonperforming assets (“NPAs”), excluding Covered Assets and impaired loans acquired in the OMNI Bancshares, Inc. and Cameron Bancshares, Inc. acquisitions, equated to 0.84% of total assets at June 30, 2012, compared to 0.83% at March 31, 2012. On that basis, loans past due 30 days or more increased one basis point, to 1.30% of total loans at June 30, 2012, and classified assets declined two basis points, to 1.94% of total assets at June 30, 2012.

•	Net charge-offs excluding Covered Assets and acquired impaired loans were $1 million in each the first and second quarters of 2012, equating to 0.09% and 0.07% of average loans, respectively.

•

Capital ratios remained strong; at June 30, 2012, the Company’s tangible common equity ratio was 9.37%, tier 1 common ratio was 12.98%, tier 1 leverage ratio was 10.42%, and total risk based capital ratio was 15.55%.

Table 1 - Summary Financial Results

	For Quarter Ended:			%/Basis Point
	6/30/2011	3/31/2012	6/30/2012	Change
Net Income ($ in thousands)	$5,186	$19,393	$12,560	-35%
Fully Diluted Earnings Per Share	$0.18	$0.66	$0.43	-35%
Pre-provision Operating Earnings Per Share (Non-GAAP)	$0.61	$0.68	$0.73	8%
Tangible Book Value Per Share	$36.49	$37.23	$37.28	0%
Return on Average Assets	0.20%	0.67%	0.43%	(24	) bps
Return on Average Common Equity	1.50%	5.21%	3.36%	(185	) bps
Return on Average Tangible Common Equity (Non-GAAP)	2.24%	7.43%	4.86%	(257	) bps
Net Interest Margin (TE)*	3.28%	3.59%	3.59%	—	bps
Tangible Efficiency Ratio (TE)* (Non-GAAP)	83.7%	74.6%	78.2%	359	bps
Tangible Common Equity Ratio	10.02%	9.64%	9.37%	(27	) bps
Tier 1 Leverage Ratio	11.83%	10.51%	10.42%	(9	) bps
Tier 1 Common Ratio (Non-GAAP)	14.47%	13.48%	12.98%	(50	) bps
Total Risk Based Capital Ratio	17.19%	16.10%	15.55%	(55	) bps
Net Charge-Offs to Average Loans**	0.13%	0.09%	0.07%	(2	) bps
Nonperforming Assets to Total Assets**	0.84%	0.83%	0.84%	1	bps

*	Fully taxable equivalent basis.
**	Excluding FDIC Covered Assets and acquired impaired loans.

Refer to press release supplemental table for a reconciliation of GAAP and non-GAAP measures.

Operating Results

On a linked quarter basis, the average earning asset yield decreased five basis points, while the cost of interest bearing liabilities decreased six basis points. As a result, the tax-equivalent net interest margin remained stable at 3.59% in each of the first and second quarters. On a linked quarter basis, the stable net interest margin and an increase in average earning assets of $133 million, or 1%, resulted in an improvement in tax-equivalent net interest income of $1 million, or 1%.

Table 2 - Quarterly Average Yields/Cost (Taxable Equivalent Basis)

	For Quarter Ended:		%/Basis Point
	3/31/2012	6/30/2012	Change
Investment Securities	2.51%	2.40%	(11	) bps
Covered Loans, net of loss share receivable	5.14%	5.23%	9	bps
Noncovered Loans	4.78%	4.68%	(10	) bps

Loans & Loss Share Receivable	4.87%	4.80%	(7	) bps
Mortgage Loans Held For Sale	3.58%	3.64%	6	bps
Other Earning Assets	0.71%	0.84%	13	bps

Total Earning Assets	4.25%	4.20%	(5	) bps
Interest Bearing Deposits	0.72%	0.65%	(7	) bps
Short-Term Borrowings	0.25%	0.24%	(1	) bps
Long-Term Borrowings	2.92%	3.07%	15	bps

Total Interest Bearing Liabilities	0.82%	0.76%	(6	) bps

Net Interest Spread	3.43%	3.45%	2	bps
Net Interest Margin	3.59%	3.59%	—	bps

* Earning asset yields are shown on a fully taxable equivalent basis.

Movement in the net interest margin was muted during the second quarter as declines in investment securities and non-covered loan yields were partially offset by (1) an improvement in the yield on loans covered under FDIC loss share protection less the FDIC indemnification asset yield, (2) average noninterest bearing deposits increased $110 million, or 7%, on a linked quarter basis, and (3) interest bearing deposit costs declined seven basis points. For the third quarter of 2012, the Company projects the prospective yield on the covered loan portfolio net of the FDIC indemnification asset to approximate 5.15% and projects the average balance of the net covered loan portfolio to decline approximately $75 million, based on current FDIC loss share accounting assumptions and estimates.

The Company reported net charge-offs of $1 million in the second quarter of 2012, equal to 0.06% of average loans. The Company recorded a $9 million loan loss provision in the second quarter of 2012, up $6 million, or 211%, on a linked quarter basis. Approximately $1 million of the second quarter loan loss provision was related to net charge-offs, $3 million was associated with organic loan growth, and $5 million was associated with credit deterioration in covered loans and acquired impaired loans.

Aggregate noninterest income increased $4 million, or 11%, on a linked quarter basis. The primary changes in noninterest income on a linked quarter basis were:

•	Increased gains on the sale of mortgage loans of $4.5 million, or 33%;

•	Increased title insurance revenues of $0.8 million, or 18%;

•	Increased service charge revenues of $0.6 million, or 11%;

•	Increased trust, wealth management, brokerage and capital markets revenues of $0.2 million, or 5%; partially offset by

•	Decreased gains on the sale of investment securities of $1.9 million, or 68%.

In the second quarter of 2012, the Company originated $591 million in mortgage loans, up $141 million, or 31%, on a linked quarter basis. Client loan refinancing opportunities accounted for approximately 34% of mortgage loan applications in the second quarter of 2012, and approximately 44% between June 30, 2012, and July 20, 2012, compared to 41% in the first quarter of 2012. The Company sold $539 million in mortgage loans during the second quarter of 2012, up $63 million, or 13%, on a linked quarter basis. Sales margins on the sale of mortgage loans improved slightly on a linked quarter basis. The mortgage origination pipeline was approximately $300 million at June 30, 2012, compared to $203 million at March 31, 2012, and approximately $321 million at July 20, 2012. Mortgage loan repurchases and make-whole payments were $0.3 million in the second quarter of 2012, compared to less than $0.4 million in the first quarter of 2012.

Wealth Management assets under management were $924 million at June 30, 2012, up 6% compared to March 31, 2012.

Noninterest expense increased $9.1 million, or 9%, on a linked quarter basis. Approximately $5.0 million of the increase was due to the process improvement initiatives and $2.4 million in increased mortgage commissions. The cost of process improvement initiatives in the second quarter of 2012 were:

•	Consulting and professional expense of $1.7 million;

•	Severance expense of $1.0 million; and

•	Branch closure costs of $2.7 million.

The other primary changes in noninterest expense on a linked quarter basis were:

•	Increased mortgage commissions and incentives of $2.4 million, or 74%;

•	Increased franchise and share tax of $0.6 million, or 59%;

•	Increased credit and loan related expense of $0.8 million, or 20%; partially offset by

•	Decreased OREO property expense of $1.2 million, or 44%;

•	Decreased payroll tax expense of $0.5 million, or 15%; and

•	Decreased hospitalization expense of $0.4 million, or 11%.

One-time acquisition and conversion costs associated with the Florida Gulf Bancorp, Inc. and Florida Gulf Bank transactions are projected to be approximately $5 million in the third quarter of 2012 and approximately $1 million in the fourth quarter of 2012. The Company anticipates incurring an aggregate $3 million in additional pre-tax process improvement costs in the second half of 2012, the pre-tax financial benefits of which are projected to be approximately $1 million in each the third and fourth quarters of 2012, and approximately $5 million for the full year of 2013 and each year thereafter.

Loans

In the second quarter of 2012, total loans increased $259 million, or 3%. The loan portfolio associated with FDIC-assisted acquisitions decreased $71 million, or 6%, compared to March 31, 2012. Excluding loans associated with FDIC-assisted transactions, total loans increased $330 million, or 5%, over that period (21% annualized rate). While commercial and business banking loans accounted for the majority of loan growth during the quarter, the Company also experienced strong growth in consumer loans and lines of credit, as well as indirect automobile loans. The Company grew loans in nearly every market during the second quarter of 2012, the strongest markets of which were Houston, Lafayette, Birmingham, and Memphis. Loans and commitments originated during the second quarter of 2012 totaled $976 million, with 50% fixed rate and 50% floating rate. At June 30, 2012, approximately 25% of non-covered loans by volume are floating rate loans tied to LIBOR.

Table 3 - Period-End Loans ($ in Millions)

	Period-End Balances ($Millions)			% Change			Mix
	6/30/11	3/31/12	6/30/12	Year/Year	Qtr/Qtr	Annualized	3/31/12	6/30/12
Commercial	$4,230	$4,601	$4,841	14%	5%	21%	62%	63%
Consumer	1,218	1,353	1,470	21%	9%	35%	18%	19%
Mortgage	235	263	236	1%	-10%	-41%	4%	3%

Non-FDIC Loans	$5,683	$6,217	$6,547	15%	5%	21%	83%	85%
Covered Assets	1,463	1,261	1,190	-19%	-6%	-22%	17%	15%

Total Loans	$7,146	$7,478	$7,737	8%	3%	14%	100%	100%

Deposits

Total deposits decreased $45 million, or less than 1%, from March 31, 2012 to June 30, 2012. Noninterest bearing deposits increased $44 million, or 3% (11% annualized rate), during this period and equated to 18% of total deposits at June 30, 2012. Time deposits declined $138 million, or 6%, as a result of lower pricing on those products. Total deposit growth during the second quarter of 2012 was strongest in the Baton Rouge, Birmingham, New Orleans, and Memphis markets.

Table 4 - Period-End Deposits ($ in Millions)

	Period-End Balances ($Millions)			% Change			Mix
	6/30/11	3/31/12	6/30/12	Year/Year	Qtr/Qtr	Annualized	3/31/12	6/30/12
Noninterest	$1,323	$1,607	$1,651	25%	3%	11%	17%	18%
NOW Accounts	1,639	1,967	1,990	21%	1%	5%	21%	21%
Savings/MMkt	3,284	3,503	3,529	7%	1%	3%	37%	37%
Time Deposits	2,828	2,384	2,246	-21%	-6%	-23%	25%	24%

Total Deposits	$9,074	$9,461	$9,416	4%	0%	-2%	100%	100%

On an average balance basis, noninterest bearing deposits increased $110 million, or 7%, and interest-bearing deposits decreased $27 million, or less than 1%, on a linked quarter basis. The rate on average interest bearing deposits in the second quarter of 2012 was 0.65%, a decrease of seven basis points on a linked quarter basis. Approximately $1.6 billion in CDs are scheduled to re-price over the next 12 months at a weighted average cost of 0.97%. An additional $0.3 billion in time deposits are scheduled to re-price the following 12 months at a weighted average cost of 1.51%. During the second quarter of 2012, new and re-priced CDs were booked at an average cost of 0.58%.

Other Assets And Funding

As a percentage of total assets, the investment portfolio held constant with the prior two quarter-ends at 17% at June 30, 2012. The investment portfolio had a modified duration of 2.7 years at June 30, 2012, compared to 3.1 years at March 31, 2012. The unrealized gain in the investment portfolio increased from $42 million at March 31, 2012, to $45 million at June 30, 2012. The average yield on investment securities declined 11 basis points on a linked quarter basis to 2.40% in the second quarter of 2012. The Company holds in its investment portfolio primarily government agency and municipal securities. Municipal securities comprised only 10% of the total investment portfolio at June 30, 2012. The Company holds no sovereign debt or derivative exposure to foreign counterparties and has an immaterial exposure to accelerated bond premium amortization.

Short-term borrowings increased $405 million at June 30, 2012 compared to March 31, 2012, as a result of temporary deposit outflows and liquidity maintenance. The temporary short-term borrowing position was substantially reduced subsequent to June 30, 2012. Long-term debt (including trust preferred securities) decreased $12 million, or 3%, between quarter-ends. On a linked quarter basis, average long-term debt decreased $11 million, or 3%, and the cost of debt increased 15 basis points to 3.07%. The cost of average interest bearing liabilities was 0.76% in the second quarter of 2012, a decrease of six basis points on a linked quarter basis. For the month of June 2012, the average cost of interest bearing liabilities was 0.73%.

Asset Quality

Excluding $678 million in NPAs which were Covered Assets or acquired impaired loans marked to fair value, NPAs at June 30, 2012 were $87 million, up $4 million, or 5%, compared to March 31, 2012. On that basis, NPAs were 0.84% of total assets at June 30, 2012, compared to 0.83% of assets at March 31, 2012. Similarly, loans past due 30 days or more (including nonaccruing loans) increased $5 million, or 6%, and represented 1.30% of total loans at June 30, 2012, compared to 1.29% of total loans at March 31, 2012.

Table 5 - Asset Quality Summary

Excludes the impact of all FDIC-assisted acquisitions and impaired loans

	For Quarter Ended:			%/Basis Point Change
($ thousands)	6/30/11	3/31/12	6/30/12	Year/Year	Qtr/Qtr
Nonperforming Assets	$77,085	$82,238	$86,501	12%	5%
Past Due Loans	79,859	79,927	84,653	6%	6%
Classified Assets	158,725	194,033	200,872	27%	4%

Nonperforming Assets/Assets	0.84%	0.83%	0.84%	0	1
NPAs/(Loans + OREO)	1.37%	1.33%	1.32%	(5)	(1)
Classified Assets/Total Assets	1.70%	1.96%	1.94%	24	(2)
(Past Dues & Nonaccruals)/Loans	1.42%	1.29%	1.30%	(12)	1

Provision For Loan Losses	$7,351	$1,004	$4,271	-42%	326%
Net Charge-Offs/(Recoveries)	1,628	1,339	1,102	-32%	-18%

Provision Less Net Charge-Offs	$5,723	$(335)	$3,169	-45%	1045%

Net Charge-Offs/Average Loans	0.13%	0.09%	0.07%	(6)	(2)
Reserve For Loan Losses/Loans	1.29%	1.21%	1.19%	(10)	(2)

Excluding Covered Assets and acquired impaired loans, troubled debt restructurings at June 30, 2012, totaled $23 million, or 0.35% of total loans (compared to 0.44% of loans at March 31, 2012). Substantially all of the troubled debt restructurings were included in NPAs at June 30, 2012.

Capital Position

The Company maintains formidable capital strength. At June 30, 2012, the Company reported a tangible common equity ratio of 9.37%, down 27 basis points compared to March 31, 2012. At that date, the Company’s preliminary Tier 1 leverage ratio was 10.42%, down nine basis points compared to March 31, 2012. The Company’s preliminary total risk-based capital ratio at June 30, 2012 was 15.55%, down 55 basis points compared to March 31, 2012.

At June 30, 2012, book value per share was $50.68, up $0.01 per share compared to March 31, 2012. Tangible book value per share was $37.28, up $0.05 per share compared to March 31, 2012. Based on the closing stock price of the Company’s common stock of $48.16 per share on July 25, 2012, this price equated to 0.95 times June 30, 2012 book value and 1.29 times June 30, 2012 tangible book value per share.

On June 15, 2012, the Company declared a quarterly cash dividend of $0.34 per share. This dividend level equated to an annualized dividend rate of $1.36 per share and an indicated dividend yield of 2.82%.

On October 26, 2011, the Company announced a share repurchase program totaling 900,000 shares of common stock to be completed over a one-year period. During the second quarter of 2012, the Company purchased 48,188 shares of IBERIABANK Corporation common stock at a weighted average cost of $47.93 per share. A total of 851,812 shares remain under the currently authorized share repurchase program.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 269 combined offices, including 179 bank branch offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 22 title insurance offices in Arkansas and Louisiana, mortgage representatives in 59 locations in 12 states, eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners, LLC office in New Orleans. Since March 31, 2012, the Company opened six bank branch offices in New Orleans, Baton Rouge, Birmingham, Huntsville, Little Rock, and Sugar Land, Texas.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” The Company’s market capitalization was approximately $1.4 billion, based on the NASDAQ closing stock price on July 25, 2012.

The following 11 investment firms currently provide equity research coverage on IBERIABANK Corporation:

•	FIG Partners, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods

•	Oppenheimer & Co., Inc.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	Stifel Nicolaus & Company

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Thursday, July 26, 2012, beginning at 9:00 a.m. Central Time by dialing 1-800-230-1085. The confirmation code for the call is 252343. A replay of the call will be available until midnight Central Time on August 2, 2012 by dialing 1-800-475-6701. The confirmation code for the replay is 252343. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than those in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s operating performance and believes that such measures are useful to investors in comparing period-to-period operating performance, predicting future performance, and assessing the performance of the Company on the same basis as that of management. “Taxable equivalent” and “tangible” measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt and exclude the effects of the amortization of intangibles. “Operating earnings” and “pre-provision operating earnings” remove the effects of specific items that management believes are not indicative of future performance. It is possible for the amounts excluded from operating earnings and pre-provision operating earnings to recur; however the Company believes that such excluded amounts are not indicative of ongoing operations. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures have inherent limitations as analytical tools and do not represent amounts that accrue to the benefit of shareholders. Accordingly, non-GAAP measures should not be considered in isolation or viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release. Refer to press release supplemental table for this reconciliation.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the current level of market volatility and our ability to execute our growth strategy, including the availability of future FDIC-assisted failed bank opportunities, unanticipated losses related to the integration of, and accounting for, acquired businesses and assets and assumed liabilities in FDIC-assisted transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in FDIC-assisted acquisitions, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets and economic conditions in these markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational systems or infrastructure, hurricanes and other adverse weather events, the volatility and low trading volume of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com, under the heading “Investor Information.” All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Additional Information About The Florida Gulf Bancorp, Inc. Transaction

In connection with the proposed merger, IBERIABANK Corporation has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that contains a proxy statement/prospectus for shareholders of Florida Gulf Bancorp, Inc. Investors may obtain a free copy of the proxy statement/prospectus and other documents containing information about IBERIABANK Corporation, Florida Gulf Bancorp, Inc., and the proposed transaction, without charge, at the SEC’s web site at http://www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that are incorporated by reference in the proxy statement/prospectus may also be obtained, for free from the IBERIABANK Corporation website, http://www.iberiabank.com, under the heading “Investor Information”.

Table 6 - IBERIABANK CORPORATION

FINANCIAL HIGHLIGHTS

	For The Quarter Ended June 30,			For The Quarter Ended March 31,
	2012	2011	% Change	2012	% Change
Income Data (in thousands):
Net Interest Income	$93,172	$75,965	23%	$91,861	1%
Net Interest Income (TE) (1)	95,593	78,007	23%	94,233	1%
Net Income	12,560	5,186	142%	19,393	(35%)
Earnings Available to Common Shareholders - Basic	12,560	5,186	142%	19,393	(35%)
Earnings Available to Common Shareholders - Diluted	12,320	5,099	142%	19,029	(35%)

Per Share Data:
Earnings Available to Common Shareholders - Basic	$0.43	$0.19	130%	$0.66	(35%)
Earnings Available to Common Shareholders - Diluted	0.43	0.18	131%	0.66	(35%)
Book Value Per Share	50.68	49.88	2%	50.67	0%
Tangible Book Value Per Common Share (2)	37.28	36.49	2%	37.23	0%
Cash Dividends	0.34	0.34	—	0.34	—
Closing Stock Price	50.45	57.64	(12%)	53.47	(6%)

Key Ratios: (3)
Operating Ratios:
Return on Average Assets	0.43%	0.20%		0.67%
Return on Average Common Equity	3.36%	1.50%		5.21%
Return on Average Tangible Common Equity (2)	4.86%	2.24%		7.43%
Net Interest Margin (TE) (1)	3.59%	3.28%		3.59%
Efficiency Ratio	80.8%	86.7%		77.3%
Tangible Efficiency Ratio (TE) (1) (2)	78.2%	83.7%		74.6%
Full-time Equivalent Employees	2,574	2,560		2,591

Capital Ratios:
Tangible Common Equity Ratio	9.37%	10.02%		9.64%
Tangible Common Equity to Risk-Weighted Assets	13.24%	14.82%		13.80%
Tier 1 Leverage Ratio	10.42%	11.83%		10.51%
Tier 1 Capital Ratio	14.28%	15.93%		14.84%
Total Risk Based Capital Ratio	15.55%	17.19%		16.10%
Common Stock Dividend Payout Ratio	79.9%	198.1%		51.8%

Asset Quality Ratios:
Excluding FDIC Covered Assets and acquired impaired loans
Nonperforming Assets to Total Assets (4)	0.84%	0.84%		0.83%
Allowance for Loan Losses to Loans	1.19%	1.29%		1.21%
Net Charge-offs to Average Loans	0.07%	0.13%		0.09%
Nonperforming Assets to Total Loans and OREO (4)	1.32%	1.37%		1.33%

	For The Quarter Ended		For The Quarter Ended
	June 30,		March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
	End of Period	Average	Average	Average	Average
Balance Sheet Summary (in thousands):
Excess Liquidity (5)	$404,327	$294,171	$326,810	$328,869	$217,447
Total Investment Securities	2,001,145	2,048,001	2,047,168	2,051,564	2,152,993
Loans, Net of Unearned Income	7,736,512	7,592,677	7,381,188	7,224,613	7,164,164
Loans, Net of Unearned Income, Excluding Covered Loans and SOP 03-3	6,517,694	6,400,351	6,053,548	5,850,558	5,679,590
Total Assets	12,121,118	11,817,101	11,688,081	11,585,185	11,506,895
Total Deposits	9,415,920	9,463,392	9,380,956	9,252,647	9,169,770
Total Shareholders’ Equity	1,495,040	1,504,102	1,496,782	1,480,538	1,505,355

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(3)	All ratios are calculated on an annualized basis for the period indicated.
(4)	Nonperforming assets consist of nonaccruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5)	Excess Liquidity includes interest-bearing deposits in banks and fed funds sold.

Table 7 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

BALANCE SHEET (End of Period)	June 30,			March 31,
	2012	2011	% Change	2012	% Change
ASSETS
Cash and Due From Banks	$195,719	$193,360	1.2%	$196,572	(0.4%)
Interest-bearing Deposits in Banks	404,327	68,444	490.7%	396,209	2.0%

Total Cash and Equivalents	600,046	261,804	129.2%	592,781	1.2%
Investment Securities Available for Sale	1,812,746	1,937,169	(6.4%)	1,811,023	0.1%
Investment Securities Held to Maturity	188,399	278,192	(32.3%)	190,084	(0.9%)

Total Investment Securities	2,001,145	2,215,361	(9.7%)	2,001,107	0.0%
Mortgage Loans Held for Sale	180,569	75,615	138.8%	128,125	40.9%
Loans, Net of Unearned Income	7,736,512	7,145,428	8.3%	7,478,306	3.5%
Allowance for Loan Losses	(187,285)	(169,988)	10.2%	(177,192)	5.7%

Loans, Net	7,549,227	6,975,440	8.2%	7,301,114	3.4%
Loss Share Receivable	469,923	670,465	(29.9%)	537,448	(12.6%)
Premises and Equipment	291,718	275,502	5.9%	292,403	(0.2%)
Goodwill and Other Intangibles	395,919	404,677	(2.2%)	396,908	(0.2%)
Other Assets	632,571	532,339	18.8%	541,397	16.8%

Total Assets	$12,121,118	$11,411,203	6.2%	$11,791,283	2.8%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing Deposits	$1,651,154	$1,322,546	24.8%	$1,607,244	2.7%
NOW Accounts	1,989,876	1,638,839	21.4%	1,966,960	1.2%
Savings and Money Market Accounts	3,529,060	3,283,793	7.5%	3,502,606	0.8%
Certificates of Deposit	2,245,830	2,828,344	(20.6%)	2,384,601	(5.8%)

Total Deposits	9,415,920	9,073,522	3.8%	9,461,411	(0.5%)
Short-term Borrowings	405,000	10,000	3950.0%	—	100.0%
Securities Sold Under Agreements to Repurchase	235,768	205,778	14.6%	266,489	(11.5%)
Trust Preferred Securities	111,862	111,862	0.0%	111,862	0.0%
Other Long-term Debt	306,036	351,154	(12.8%)	317,980	(3.8%)
Other Liabilities	151,492	151,899	(0.3%)	137,911	9.8%

Total Liabilities	10,626,078	9,904,215	7.3%	10,295,653	3.2%
Total Shareholders’ Equity	1,495,040	1,506,988	(0.8%)	1,495,630	(0.0%)

Total Liabilities and Shareholders’ Equity	$12,121,118	$11,411,203	6.2%	$11,791,283	2.8%

BALANCE SHEET (Average)	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
ASSETS
Cash and Due From Banks	$188,260	$189,182	$188,517	$199,610	$157,412
Interest-bearing Deposits in Banks	294,171	326,810	328,869	217,423	104,800
Investment Securities	2,048,001	2,047,168	2,051,564	2,152,993	2,061,814
Mortgage Loans Held for Sale	135,273	117,186	131,787	87,769	56,783
Loans, Net of Unearned Income	7,592,677	7,381,188	7,224,613	7,164,164	6,493,790
Allowance for Loan Losses	(173,023)	(185,952)	(167,433)	(172,030)	(147,889)
Loss Share Receivable	508,443	573,776	592,985	626,551	666,159
Other Assets	1,223,299	1,238,723	1,234,283	1,230,415	1,046,062

Total Assets	$11,817,101	$11,688,081	$11,585,185	$11,506,895	$10,438,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing Deposits	$1,640,327	$1,530,504	$1,455,097	$1,368,014	$1,090,281
NOW Accounts	1,985,248	1,924,371	1,718,337	1,682,568	1,472,547
Savings and Money Market Accounts	3,524,641	3,481,073	3,413,278	3,350,035	3,053,046
Certificates of Deposit	2,313,176	2,445,008	2,665,935	2,769,153	2,630,670

Total Deposits	9,463,392	9,380,956	9,252,647	9,169,770	8,246,544
Short-term Borrowings	27,857	4,220	4,337	—	21,919
Securities Sold Under Agreements to Repurchase	245,401	219,846	218,926	218,290	200,565
Trust Preferred Securities	111,862	111,862	111,862	111,862	106,944
Long-term Debt	313,451	324,468	343,687	352,610	315,570
Other Liabilities	151,036	149,947	173,188	149,008	160,150

Total Liabilities	10,312,999	10,191,299	10,104,647	10,001,540	9,051,692
Total Shareholders’ Equity	1,504,102	1,496,782	1,480,538	1,505,355	1,387,239

Total Liabilities and Shareholders’ Equity	$11,817,101	$11,688,081	$11,585,185	$11,506,895	$10,438,931

Table 8 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

INCOME STATEMENT	For The Three Months Ended
	June 30,			March 31,
	2012	2011	% Change	2012	% Change
Interest Income	$109,283	$97,127	12.5%	$109,187	0.1%
Interest Expense	16,111	21,162	(23.9%)	17,326	(7.0%)

Net Interest Income	93,172	75,965	22.7%	91,861	1.4%
Provision for Loan Losses	8,895	9,990	(11.0%)	2,857	211.3%

Net Interest Income After Provision for Loan Losses	84,277	65,975	27.7%	89,004	(5.3%)
Service Charges	6,625	6,343	4.5%	5,980	10.8%
ATM / Debit Card Fee Income	2,166	2,966	(27.0%)	2,024	7.0%
BOLI Proceeds and Cash Surrender Value Income	905	748	21.0%	951	(4.9%)
Gain on Sale of Loans, Net	18,078	9,389	92.5%	13,619	32.7%
Gain (Loss) on Sale of Investments, Net	901	1,428	(36.9%)	2,836	(68.2%)
Title Revenue	5,339	4,492	18.9%	4,533	17.8%
Broker Commissions	3,102	2,624	18.2%	3,060	1.4%
Other Noninterest Income	4,578	2,998	52.7%	4,393	4.2%

Total Noninterest Income	41,694	30,988	34.5%	37,396	11.5%
Salaries and Employee Benefits	58,121	46,048	26.2%	54,819	6.0%
Occupancy and Equipment	12,908	12,067	7.0%	12,719	1.5%
Amortization of Acquisition Intangibles	1,289	1,183	9.0%	1,290	(0.1%)
Other Noninterest Expense	36,704	33,409	9.9%	31,045	18.2%

Total Noninterest Expense	109,022	92,706	17.6%	99,873	9.2%
Income Before Income Taxes	16,949	4,257	298.2%	26,527	(36.1%)
Income Taxes	4,389	(929)	572.3%	7,134	(38.5%)

Net Income	$12,560	$5,186	142.2%	$19,393	(35.2%)

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders - Basic	12,560	5,186	142.2%	19,393	(35.2%)

Earnings Allocated to Unvested Restricted Stock	(240)	(87)	176.0%	(364)	(34.0%)

Earnings Available to Common Shareholders - Diluted	12,320	5,099	141.6%	19,029	(35.3%)

Earnings Per Share, Diluted	$0.43	$0.18	131.0%	$0.66	(35.3%)

Impact of Merger-related Expenses	$0.03	$0.16	(79.5%)	$0.01	126.4%

Earnings Per Share, Diluted, Excluding Merger-related Expenses	$0.46	$0.34	33.9%	$0.67	(31.8%)

NUMBER OF SHARES OUTSTANDING
Basic Shares (Average)	29,463,811	28,015,846	5.2%	29,384,220	0.3%
Diluted Shares (Average)	28,950,806	27,677,313	4.6%	28,928,276	0.1%
Book Value Shares (Period End) (1)	29,497,008	30,214,550	(2.4%)	29,515,866	(0.1%)

INCOME STATEMENT	2012		2011
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Interest Income	$109,283	$109,187	$111,799	$111,966	$97,127
Interest Expense	16,111	17,326	19,226	20,995	21,162

Net Interest Income	93,172	91,861	92,573	90,971	75,965
Provision for Loan Losses	8,895	2,857	4,278	6,127	9,990

Net Interest Income After Provision for Loan Losses	84,277	89,004	88,295	84,844	65,975
Total Noninterest Income	41,694	37,396	35,455	37,120	30,988
Total Noninterest Expense	109,022	99,873	99,726	99,566	92,706

Income Before Income Taxes	16,949	26,527	24,024	22,398	4,257
Income Taxes	4,389	7,134	6,667	6,051	(929)

Net Income	$12,560	$19,393	$17,357	$16,347	$5,186

Preferred Stock Dividends	—	—	—	—	—

Earnings Available to Common Shareholders - Basic	12,560	19,393	17,357	16,347	5,186

Earnings Allocated to Unvested Restricted Stock	(240)	(364)	(307)	(290)	(87)

Earnings Available to Common Shareholders - Diluted	$12,320	$19,029	$17,050	$16,057	$5,099

Earnings Per Share, Basic	$0.43	$0.66	$0.59	$0.55	$0.19

Earnings Per Share, Diluted	$0.43	$0.66	$0.59	$0.54	$0.18

Book Value Per Common Share	$50.68	$50.67	$50.48	$50.16	$49.88
Tangible Book Value Per Common Share	$37.28	$37.23	$36.80	$36.41	$36.49

Return on Average Assets	0.43%	0.67%	0.59%	0.56%	0.20%
Return on Average Common Equity	3.36%	5.21%	4.65%	4.31%	1.50%
Return on Average Tangible Common Equity	4.86%	7.43%	6.72%	6.22%	2.24%

(1)	Shares used for book value purposes exclude shares held in treasury at the end of the period.

Table 9 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands except per share data)

INCOME STATEMENT	For The Six Months Ended
	June 30,
	2012	2011	% Change
Interest Income	$218,470	$196,562	11.1%
Interest Expense	33,436	41,848	(20.1%)

Net Interest Income	185,034	154,714	19.6%
Provision for Loan Losses	11,752	15,461	(24.0%)

Net Interest Income After Provision for Loan Losses	173,282	139,253	24.4%
Service Charges	12,606	11,855	6.3%
ATM / Debit Card Fee Income	4,189	5,879	(28.7%)
BOLI Proceeds and Cash Surrender Value Income	1,855	1,473	26.0%
Gain on Sale of Loans, net	31,697	18,281	73.4%
Gain (Loss) on Sale of Investments, net	3,737	1,476	153.2%
Title Revenue	9,872	8,302	18.9%
Broker Commissions	6,162	5,266	17.0%
Other Noninterest Income	8,972	6,751	32.9%

Total Noninterest Income	79,090	59,283	33.4%
Salaries and Employee Benefits	112,940	89,678	25.9%
Occupancy and Equipment	25,627	21,179	21.0%
Amortization of Acquisition Intangibles	2,579	2,352	9.7%
Other Noninterest Expense	67,750	61,231	10.6%

Total Noninterest Expense	208,896	174,440	19.8%
Income Before Income Taxes	43,476	24,096	80.4%
Income Taxes	11,523	4,263	170.3%

Net Income	$31,953	$19,833	61.1%

Preferred Stock Dividends	—	—	—

Earnings Available to Common Shareholders - Basic	31,953	19,833	61.1%

Earnings Allocated to Unvested Restricted Stock	(607)	(378)	60.3%

Earnings Available to Common Shareholders - Diluted	31,346	19,455	61.1%

Earnings Per Share, diluted	$1.08	$0.72	51.0%

Impact of Merger-related Expenses	$0.05	$0.20	(75.3%)

Earnings Per Share, diluted, Excluding Merger-related Expenses	$1.13	$0.91	23.9%

Table 10 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

LOANS RECEIVABLE	June 30,			March 31,
	2012	2011	% Change	2012	% Change
Residential Mortgage Loans:
Residential 1-4 Family	$410,015	$525,550	(22.0%)	$457,248	(10.3%)
Construction/ Owner Occupied	9,482	17,694	(46.4%)	15,228	(37.7%)

Total Residential Mortgage Loans	419,497	543,244	(22.8%)	472,476	(11.2%)
Commercial Loans:
Real Estate	3,313,172	3,376,941	(1.9%)	3,263,960	1.5%
Business	2,306,160	1,751,373	31.7%	2,160,583	6.7%

Total Commercial Loans	5,619,332	5,128,314	9.6%	5,424,543	3.6%
Consumer Loans:
Indirect Automobile	309,838	247,103	25.4%	288,064	7.6%
Home Equity	1,159,899	1,006,113	15.3%	1,092,989	6.1%
Automobile	49,411	34,331	43.9%	42,458	16.4%
Credit Card Loans	46,519	45,461	2.3%	46,801	(0.6%)
Other	132,016	140,862	(6.3%)	110,976	19.0%

Total Consumer Loans	1,697,683	1,473,870	15.2%	1,581,287	7.4%

Total Loans Receivable	7,736,512	7,145,428	8.3%	7,478,306	3.5%

Allowance for Loan Losses	(187,285)	(169,988)		(177,192)

Loans Receivable, Net	$7,549,227	$6,975,440		$7,301,114

ASSET QUALITY DATA (1)	June 30,			March 31,
	2012	2011	% Change	2012	% Change
Nonaccrual Loans	$625,938	$790,953	(20.9%)	$677,619	(7.6%)
Foreclosed Assets	455	18	2485.0%	64	609.7%
Other Real Estate Owned	129,463	112,060	15.5%	126,593	2.3%
Accruing Loans More Than 90 Days Past Due	8,270	23,070	(64.2%)	7,320	13.0%

Total Nonperforming Assets	$764,126	$926,101	(17.5%)	$811,596	(5.8%)

Loans 30-89 Days Past Due	46,391	86,880	(46.6%)	35,228	31.7%

Nonperforming Assets to Total Assets	6.30%	8.12%	(22.3%)	6.88%	(8.4%)
Nonperforming Assets to Total Loans and OREO	9.71%	12.76%	(23.9%)	10.67%	(9.0%)
Allowance for Loan Losses to Nonperforming Loans (2)	29.5%	20.9%	41.4%	25.9%	14.2%
Allowance for Loan Losses to Nonperforming Assets	24.5%	18.4%	33.5%	21.8%	12.3%
Allowance for Loan Losses to Total Loans	2.42%	2.38%	1.8%	2.37%	2.2%
Year to Date Charge-offs	$4,627	$5,962	(22.4%)	$2,485	N/M
Year to Date Recoveries	(1,815)	(5,008)	(63.7%)	(790)	N/M

Year to Date Net Charge-offs (Recoveries)	$2,812	$954	194.7%	$1,695	N/M

Quarter to Date Net Charge-offs (Recoveries)	$1,118	$1,718	(35.0%)	$1,695	(34.1%)

(1)	For purposes of this table, nonperforming assets include all loans meeting nonperforming asset criteria, including assets acquired in FDIC-assisted transactions.
(2)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 11 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

LOANS RECEIVABLE (Ex-Covered Assets and Acquired Impaired Loans) (1)	June 30,			March 31,
	2012	2011	% Change	2012	% Change
Residential Mortgage Loans:
Residential 1-4 Family	$226,447	$291,232	(22.2%)	$247,776	(8.6%)
Construction/ Owner Occupied	9,482	17,694	(46.4%)	15,228	(37.7%)

Total Residential Mortgage Loans	235,929	308,926	(23.6%)	263,004	(10.3%)
Commercial Loans:
Real Estate	2,636,679	2,520,358	4.6%	2,553,165	3.3%
Business	2,179,919	1,592,585	36.9%	2,020,594	7.9%

Total Commercial Loans	4,816,599	4,112,943	17.1%	4,573,758	5.3%
Consumer Loans:
Indirect Automobile	309,739	247,103	25.3%	287,935	7.6%
Home Equity	937,300	736,167	27.3%	866,213	8.2%
Automobile	49,372	34,330	43.8%	42,414	16.4%
Credit Card Loans	45,693	44,438	2.8%	45,909	(0.5%)
Other	123,062	140,112	(12.2%)	105,293	16.9%

Total Consumer Loans	1,465,166	1,202,150	21.9%	1,347,764	8.7%

Total Loans Receivable	6,517,694	5,624,019	15.9%	6,184,526	5.4%

Allowance for Loan Losses	(77,695)	(72,273)		(74,526)

Loans Receivable, Net	$6,439,999	$5,551,746		$6,110,000

ASSET QUALITY DATA (Ex-Covered Assets and Acquired Impaired Loans) (1)	June 30,			March 31,
	2012	2011	% Change	2012	% Change
Nonaccrual Loans	$66,545	$56,434	17.9%	$61,160	8.8%
Foreclosed Assets	—	17	(100.0%)	26	(100.0%)
Other Real Estate Owned	18,681	18,443	1.3%	17,714	5.5%
Accruing Loans More Than 90 Days Past Due	1,275	2,191	(41.8%)	3,338	(61.8%)

Total Nonperforming Assets	$86,501	$77,085	12.2%	$82,238	5.2%

Loans 30-89 Days Past Due	16,833	21,234	(20.7%)	15,429	9.1%

Troubled Debt Restructurings (2)	22,630	22,480	0.7%	27,339	(17.2%)
Current Troubled Debt Restructurings (3)	669	55	1108.3%	676	(1.0%)

Nonperforming Assets to Total Assets	0.84%	0.84%	0.1%	0.83%	0.7%
Nonperforming Assets to Total Loans and OREO	1.32%	1.37%	(3.4%)	1.33%	(0.2%)
Allowance for Loan Losses to Nonperforming Loans (4)	114.6%	123.3%	(7.1%)	115.5%	(0.9%)
Allowance for Loan Losses to Nonperforming Assets	89.8%	93.8%	(4.2%)	90.6%	(0.9%)
Allowance for Loan Losses to Total Loans	1.19%	1.29%	(7.2%)	1.21%	(1.1%)
Year to Date Charge-offs	$4,237	$5,466	(22.5%)	$2,111	N/M
Year to Date Recoveries	(1,796)	(4,493)	(60.0%)	(772)	N/M

Year to Date Net Charge-offs (Recoveries)	$2,441	$973	151.0%	$1,339	N/M

Quarter to Date Net Charge-offs (Recoveries)	$1,102	$1,628	(32.3%)	$1,339	(17.7%)

(1)	For purposes of this table, nonperforming assets include all loans meeting nonperforming asset criteria, excluding assets acquired in FDIC-assisted transactions and acquired impaired loans.
(2)	Troubled debt restructurings meeting past due and nonaccruing criteria are included in loans past due and nonaccrual loans above.
(3)	Current troubled debt restructurings are defined as troubled debt restructurings not past due or on nonaccrual status for the respective periods.
(4)	Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due.

N/M - Comparison of the information presented is not meaningful given the periods presented.

Table 12 - Non-Covered and Net Covered Loan Portfolio Volumes And Yields ($ in Millions)

	2Q 2011		3Q 2011		4Q 2011		1Q 2012		2Q 2012
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Non Covered Loans	$5,004	4.92%	$5,743	4.99%	$5,874	4.91%	$6,088	4.78%	$6,374	4.68%

FDIC Covered Loans	$1,490	10.89%	$1,422	7.82%	$1,351	16.14%	$1,293	15.97%	$1,219	16.66%
FDIC Indemnification Asset	666	-10.88%	627	-1.63%	593	-19.31%	574	-19.26%	508	-22.16%

Net Covered Loans	$2,156	4.08%	$2,048	4.93%	$1,944	5.33%	$1,867	5.14%	$1,727	5.23%

Table 13 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Quarter Ended
	June 30, 2012		March 31, 2012		June 30, 2011
	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	$446,189	7.42%	$470,429	7.20%	$573,519	6.22%
Commercial Loans (TE) (1)	5,510,619	6.65%	5,362,517	6.82%	4,548,359	6.51%
Consumer and Other Loans	1,635,869	6.25%	1,548,242	6.33%	1,371,913	5.45%

Total Loans	7,592,677	6.61%	7,381,188	6.74%	6,493,791	6.26%
Loss Share Receivable	508,443	-22.16%	573,776	-19.26%	666,159	-10.88%

Total Loans and Loss Share Receivable	8,101,120	4.80%	7,954,964	4.87%	7,159,950	4.67%
Mortgage Loans Held for Sale	135,273	3.64%	117,186	3.58%	56,783	4.53%
Investment Securities (TE) (1)(2)	1,992,933	2.40%	1,987,202	2.51%	2,041,303	2.74%
Other Earning Assets	348,267	0.84%	384,861	0.71%	166,528	1.00%

Total Earning Assets	10,577,593	4.20%	10,444,213	4.25%	9,424,564	4.18%
Allowance for Loan Losses	(173,023)		(185,952)		(147,889)
Nonearning Assets	1,412,531		1,429,820		1,162,256

Total Assets	$11,817,101		$11,688,081		$10,438,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	$1,985,248	0.38%	$1,924,371	0.40%	$1,472,547	0.54%
Savings and Money Market Accounts	3,524,641	0.48%	3,481,073	0.51%	3,053,046	0.76%
Certificates of Deposit	2,313,176	1.14%	2,445,008	1.26%	2,630,670	1.58%

Total Interest-bearing Deposits	7,823,065	0.65%	7,850,452	0.72%	7,156,263	1.02%
Short-term Borrowings	273,258	0.24%	224,066	0.25%	222,484	0.25%
Long-term Debt	425,313	3.07%	436,331	2.92%	422,514	2.71%

Total Interest-bearing Liabilities	8,521,636	0.76%	8,510,849	0.82%	7,801,261	1.09%
Noninterest-bearing Demand Deposits	1,640,327		1,530,504		1,090,281
Noninterest-bearing Liabilities	151,036		149,946		160,150

Total Liabilities	10,312,999		10,191,299		9,051,692
Shareholders’ Equity	1,504,102		1,496,782		1,387,239

Total Liabilities and Shareholders’ Equity	$11,817,101		$11,688,081		$10,438,931

Net Interest Spread	$93,172	3.45%	$91,861	3.43%	$75,965	3.09%
Tax-equivalent Benefit	2,421	0.09%	2,372	0.09%	2,042	0.08%
Net Interest Income (TE) / Net Interest Margin (TE) (1)	$95,593	3.59%	$94,233	3.59%	$78,007	3.28%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

Table 14 - IBERIABANK CORPORATION

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Taxable Equivalent Basis

(dollars in thousands)

	For The Six Months Ended
	June 30, 2012		June 30, 2011
	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	$458,309	7.31%	$591,935	6.88%
Commercial Loans (TE) (1)	5,436,569	6.73%	4,366,706	6.69%
Consumer and Other Loans	1,592,055	6.29%	1,315,396	6.77%

Total Loans	7,486,933	6.67%	6,274,037	6.72%
Loss Share Receivable	541,110	-20.62%	687,366	-11.64%

Total Loans and Loss Share Receivable	8,028,043	5.03%	6,961,403	5.12%
Mortgage Loans Held for Sale	126,230	3.61%	52,358	5.73%
Investment Securities (TE) (1)(2)	1,990,068	2.45%	2,023,997	2.65%
Other Earning Assets	366,562	0.77%	221,432	0.76%

Total Earning Assets	10,510,903	4.23%	9,259,190	4.32%
Allowance for Loan Losses	(179,487)		(141,741)
Nonearning Assets	1,421,175		1,106,021

Total Assets	$11,752,591		$10,223,470

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
NOW Accounts	$1,954,809	0.39%	$1,405,862	0.56%
Savings and Money Market Accounts	3,502,857	0.49%	2,988,125	0.77%
Certificates of Deposit	2,379,092	1.20%	2,680,711	1.64%

Total Interest-bearing Deposits	7,836,758	0.68%	7,074,698	1.06%
Short-term Borrowings	248,662	0.25%	219,505	0.24%
Long-term Debt	430,822	2.99%	419,814	2.14%

Total Interest-bearing Liabilities	8,516,242	0.79%	7,714,017	1.09%
Noninterest-bearing Demand Deposits	1,585,416		996,427
Noninterest-bearing Liabilities	150,491		162,633

Total Liabilities	10,252,149		8,873,077
Shareholders’ Equity	1,500,442		1,350,393

Total Liabilities and Shareholders’ Equity	$11,752,591		$10,223,470

Net Interest Spread	$185,034	3.44%	$154,714	3.23%
Tax-equivalent Benefit	4,793	0.09%	3,489	0.08%
Net Interest Income (TE) / Net Interest Margin (TE) (1)	$189,827	3.59%	$158,203	3.41%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale and impact of trade date accounting.

Table 15 - IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands)

	For The Quarter Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Net Interest Income (GAAP)	$93,172	$91,861	$75,965
Effect of Tax Benefit on Interest Income	2,421	2,372	2,042

Net Interest Income (TE) (Non-GAAP) (1)	95,593	94,233	78,007

Noninterest Income (GAAP)	41,694	37,396	30,988
Effect of Tax Benefit on Noninterest Income	487	512	403

Noninterest Income (TE) (Non-GAAP) (1)	42,181	37,908	31,391

Total Revenues (TE) (Non-GAAP) (1)	$137,774	$132,141	$109,398

Total Noninterest Expense (GAAP)	$109,022	$99,873	$92,706
Less Intangible Amortization Expense	(1,289)	(1,290)	(1,183)

Tangible Noninterest Expense (Non-GAAP) (2)	$107,733	$98,583	$91,523

Return on Average Common Equity (GAAP)	3.36%	5.21%	1.50%
Effect of Intangibles (2)	1.50%	2.22%	0.74%

Return on Average Tangible Common Equity (Non-GAAP) (2)	4.86%	7.43%	2.24%

Efficiency Ratio (GAAP)	80.8%	77.3%	86.7%
Effect of Tax Benefit Related to Tax Exempt Income	(1.7%)	(1.7%)	(2.0%)

Efficiency Ratio (TE) (Non-GAAP) (1)	79.1%	75.6%	84.7%
Effect of Amortization of Intangibles	(0.9%)	(1.0%)	(1.0%)

Tangible Efficiency Ratio (TE)(Non-GAAP) (1) (2)	78.2%	74.6%	83.7%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Table 16 - IBERIABANK CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands)

	For The Quarter Ended
	June 30, 2012			March 31, 2012			June 30, 2011
	Dollar Amount			Dollar Amount			Dollar Amount
	Pre-tax	After-tax	Per share	Pre-tax	After-tax	Per share	Pre-tax	After-tax	Per share
Net Income (GAAP)	$16,949	$12,560	$0.43	$26,527	$19,393	$0.66	$4,257	$5,186	$0.18
Merger-related expenses	456	296	0.01	500	325	0.01	6,393	4,156	0.15
Severance expenses	1,053	685	0.02	219	142	0.00	517	336	0.01
Branch closure expenses	2,743	1,783	0.06	—	—	—	—	—	—
Professional expenses	1,661	1,080	0.04	220	143	0.01	106	69	0.01
Litigation settlement	—	—	—	—	—	—	2,750	1,788	0.06
Gain on sale of investments	(901)	(586)	(0.02)	(2,836)	(1,843)	(0.06)	(1,428)	(928)	(0.03)

Operating earnings (Non-GAAP)	21,961	15,818	0.54	24,630	18,160	0.62	12,595	10,607	0.38
Covered loan provision for loan losses	1,435	933	0.03	747	486	0.02	2,639	1,715	0.06
Acquired loan provision for loan losses	3,189	2,073	0.07	1,106	719	0.02	—	—	—
Other provision for loan losses	4,271	2,776	0.09	1,004	652	0.02	7,351	4,778	0.17

Pre-provision operating earnings (Non-GAAP)	$30,856	$21,600	$0.73	$27,487	$20,017	$0.68	$22,585	$17,100	$0.61